Exhibit 10.2
UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
AMENDMENT NO 1
This Amendment No. 1 is made and entered into this 6th day of July, 2005 by United Natural Foods, Inc. (the “Employer”):

W I T N E S S E T H
WHEREAS, the Employer amended and restated the United Natural Foods, Inc. Employee Stock Ownership Plan, effective March 1, 2004 and
WHEREAS, the Employer reserved the right to amend the Plan at any time.
NOW THEREFORE, by adoption of this Amendment No. 1, the Employer hereby amends the Plan, effective March 28, 2005, as follows:
1.    The second sentence of Section 6.1(a) of the Plan is amended in its entirety to read as follows:
“However, if the Vested portion of a Participant's Account exceeds One Thousand Dollars ($1,000), the Participant may elect to defer distribution until he or she attains age 65."
IN WITNESS WHEREOF, the Employer has executed this Amendment No. 1 this 6th day of July, 2005, effective March 28, 2005.

UNITED NATURAL FOODS, INC.
By:	/s/ Rick D. Puckett
Authorized Officer

TECHNICAL AMENDMENT
UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
WHEREAS, United Natural Foods, Inc. (the “Employer”), adopted the United Natural Foods, Inc. (the “Plan”); and
WHEREAS, the Employer reserves the right to amend the Plan at any time.
NOW THEREFORE, by adoption of this Amendment, the Employer hereby amends the Plan as follows effective as of the first Limitation Year beginning on or after July 1, 2007 unless stated otherwise:
1.    Section 1.7 shall be amended to read as follows:
1.7    “Compensation” means the following:
(a)    Compensation includes the total of all amounts paid to a Participant for the Plan Year by the Company for personal services as reported on the Participant’s Federal Income Tax Withholding Statement (Form W-2), and shall include elective deferrals as defined in Code Section 402(g)(3) and any amount which is contributed or deferred at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) or 457.
(b)    Compensation excludes (even if includible in gross income), fringe benefits (cash and non-cash), moving expenses, deferred compensation and compensation attributable to the exercise of any stock option which may be issued by the Employer.
(c)    In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, Compensation for any Participant taken into account under the Plan shall not exceed the compensation limit in Section 401(a)(17) of the Code. The Compensation of each Participant taken into account for determining all benefits under the Plan for the Plan Year shall not exceed $225,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. If a determination period consists of fewer than 12 months, the applicable annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.
(d)    Notwithstanding, the above, Compensation paid after the date on which an Employee ceases to be an Employee shall be disregarded provided however, the following amounts paid to a terminated Employee within the later of 2 1/2 months or the end of the Limitation Year that includes the date of his severance from employment shall constitute Compensation.
(1)    (i) the payment is regular Compensation for service during the Employee’s regular working hours or Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential) commissions, bonuses or other similar payments; and
(ii) the payment would have been paid to the Employee prior to a severance from employment if the Employee had continued in employment with the Employer.
(2)    the payment is for unused accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continue, or
(3)    payment from a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the employee’s gross income.

Any payments including severance pay or parachute payments within the meaning of Code section 280G (b) (2) that are not described above are not considered Compensation if paid after severance from employment with the employer, even if it is paid within the time period described above.
(e)    Notwithstanding the above, Compensation shall include payments in the case of an individual who does not currently perform services for the employer by reason of qualified military service to the extent those payments do not exceed the amounts the individual would have received if the individual had continue to perform services for the employer rather than entering qualified military service.
(f)    Compensation prior to the commencement of participation in the Plan shall be disregarded.
2.    Section 3.2(b) shall be amended by striking the last two sentences and inserting a new sentence in lieu thereto to read as follows:
“Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code section 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) set forth in revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final section 415 regulations.”
IN WITNESS WHEREOF, the Employer has executed this Technical Amendment this 14th day of October, 2008.

United Natural Foods, Inc.
By:	/s/ Mark E. Shamber

UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
AMENDMENT NO 3

This Amendment is made and entered into this 14th day of April, 2010 by United Natural Foods, Inc. (the “Employer”);
W I T N E S S E T H
WHEREAS, the Employer amended and restated the United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”) effective March 1, 2004; and
WHEREAS, the Employer reserved the right to amend the Plan at any time.
NOW THEREFORE, by adoption of this Amendment, the Employer hereby amends the Plan, effective as of November 1, 1988, as follows:

1.    Section 4.3(a) is amended to remove the second sentence thereof so the modified paragraph reads in its entirety as follows:

(a)    Any Financed Shares acquired by the Trust shall initially be credited to a Suspense Account and will be allocated to the Accounts of Participants only as payments on the Acquisition Loan are made by the Trustees.

2.    Section 4.3(b) is amended to remove the first sentence thereof and to clarify the remaining text so the modified paragraph reads in its entirety as follows:

(b)    The number of Financed Shares to be released from the Suspense Account for allocation to Participants' Accounts for each Plan Year shall be based upon the ratio that the payments of principal and interest on the Acquisition Loan for the Plan Year bears to the total projected payments of principal and interest for the Plan Year and over the remainder of the Acquisition Loan repayment period (determined without reference to any possible extensions or renewals thereof). For purposes of computing the above ratio, if the interest rate on an Acquisition Loan is variable, the interest to be paid in subsequent Plan Years shall be calculated by assuming that the interest rate in effect as of the end of the applicable Plan Year will be the interest rate in effect for the remainder of the term of the Acquisition Loan. In the event such Acquisition Loan is repaid with the proceeds of a subsequent Acquisition Loan (the “Substitute Loan”), such repayment shall not operate to release all such Employer Stock in the Suspense Account but, rather, such release shall be effected pursuant to the foregoing provisions of this Section 4.3 based on payments of principal and interest on the Substitute Loan. Notwithstanding the foregoing, if the requirements of Code Section 4975 and the related regulations are satisfied, Financed Shares may be allocated (as determined by the Plan Administrator in its discretion) to Participants' Accounts based on principal payments on the Acquisition Loan.

IN WITNESS WHEREOF, the Employer has executed this Amendment on the date first set forth above.

UNITED NATURAL FOODS, INC.
By:	/s/ Mark E. Shamber
Authorized Officer

UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
AMENDMENT NO. 4

This Amendment is made and entered into this 28th day of July, 2010 by United Natural Foods, Inc. (the “Employer”);
W I T N E S S E T H
WHEREAS, the Employer amended and restated the United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”) effective March 1, 2004; and
WHEREAS, the Employer reserved the right to amend the Plan at any time.
NOW, THEREFORE, by adoption of this Amendment No. 4, the Employer hereby amends the Plan, effective as of the dates stated herein, as follows:

1.    Section 1.9 is amended, effective August 1, 2010, to read as follows:

1.9    “Disability” means a condition that qualifies the Participant for total disability benefits under a long-term disability plan maintained by the Employer or qualifies the Participant for Social Security disability benefits.

2.    Section 5.1 is amended, effective August 1, 2009, to add the following new paragraph to the end thereof:
The table below shall be effective for Plan Years beginning on or after the earlier of (a) the date the Acquisition Loan that was outstanding on September 26, 2005 is fully repaid or (b) May 15, 2015, the date the Acquisition Loan that was outstanding on September 26, 2005 is scheduled to be fully repaid, and shall apply only to allocations made to a Participant's Account for Plan Years beginning on or after such effective date (subject to Section 5.2 below). A Participant shall be entitled to a percentage of the allocations described in the forgoing sentence, as determined in accordance with the following table:

Participant's Years of Service	Vested Percentage
Fewer than 2 years	—%
2 years	25%
3 years	50%
4 years	75%
5 years	100%

3.    Section 6.1(g) is amended, effective January 1, 2008, to modify the “eligible retirement plan” definition, which appears in the third paragraph, by adding the following sentence to the end thereof:
Effective as of January 1, 2008, the term “eligible retirement plan” includes an individual retirement plan described in Code Section 408A(b), subject to any limitations described in Code Section 408A(c).
4.    Section 6.1(g) is amended, effective August 1, 2010, to add the following sentence immediately after the first sentence thereof:

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a non-spouse beneficiary's election under this Section 6.1(g), a non-spouse beneficiary may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an eligible rollover distribution paid in a direct rollover, in cash and/or Employer Stock, directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), other than an endowment contract, which has been established by the non-spouse beneficiary to receive the eligible rollover distribution in accordance with Code Section 402(c)(ii).
5.    Article V is amended, effective January 1, 2007, to add the following new Section 5.6:

5.6    Qualified Military Service. In the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits, including allocations relating to the period of qualified military service, provided under the Plan as though the Participant had resumed employment and then died. In the case of a Participant who becomes disabled while performing qualified military service (as defined in Code Section 414(u)), the Participant is entitled to any additional benefits, including allocations relating to the period of qualified military service, provided under the Plan as though the Participant had resumed employment and then became disabled.
6.    Section 8.5 is amended, effective March 1, 2004, to replace the text reading “Section 6.3 and Section 6.4” in the first sentence of the last paragraph with text reading “Section 6.2 and Section 6.3.”
7.    Section 9.12 is amended, effective August 1, 2010, to read as follows:
9.12    Claim and Appeal Procedures.

(a)
    Initial Claim and Determination. Claims for benefits under the Plan shall be made in writing to the Plan Administrator or its duly authorized delegate. If the Plan Administrator or such delegate wholly or partially denies a claim for benefits, the Plan Administrator or, if applicable, its delegate, shall, within a reasonable period of time, but no later than ninety (90) days after receipt of the claim, notify the claimant in writing or electronically of the adverse benefit determination. Notice of an adverse benefit determination shall be written in a manner calculated to be understood by the claimant and shall contain:

(1)	the specific reason or reasons for the adverse benefit determination,

(2)	a specific reference to the pertinent Plan provisions upon which the adverse benefit determination is based,

(3)	a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and

(4)
    an explanation of the Plan's review procedure and the time limits applicable to such procedure, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

If the Plan Administrator or its delegate determines that an extension of time is necessary for processing the claim, the Plan Administrator or its delegate shall notify the claimant in writing of such extension, the special circumstances requiring the extension and the date by which the Plan Administrator expects to render the benefit determination. In no event shall the extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If notice of the denial of a claim is not furnished in accordance with this paragraph (a) within ninety (90) days after the Plan Administrator or its duly authorized delegate receives it (or within one hundred and eighty (180) days after such receipt if the Plan Administrator or its delegate determines an extension is necessary), the claim shall be deemed denied and the claimant shall be permitted to proceed to the review stage described in paragraph (b) below.

(b)
    Appeal of Initial Determination. Within sixty (60) days after the claimant receives written or electronic notice of an adverse benefit determination, or the date the claim is deemed denied pursuant to paragraph (a) above, or such later time as shall be deemed reasonable in the sole discretion of the Plan Administrator taking into account the nature of the benefit subject to the claim and other attendant circumstances, the claimant may file with the Plan Administrator a written request for review of the adverse benefit determination, including the holding of a hearing, if deemed necessary by the Plan Administrator. In connection with the claimant's appeal of the adverse benefit determination, the claimant may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall render a decision on the appeal promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Plan Administrator shall notify the claimant in writing of any such extension, the special circumstances requiring the extension, and the date by which the Plan Administrator expects to render the determination on review. The claimant shall be notified of the Plan Administrator's decision in writing or electronically. In the case of an adverse determination, such notice shall:

(1)	include specific reasons for the adverse determination,

(2)	be written in a manner calculated to be understood by the claimant,

(3)	contain specific references to the pertinent Plan provisions upon which the benefit determination is based,

(4)
    contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits, and

(5)	contain a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

(c)
Limitation Period for Filing Actions and Notice of Error. No action at law or in equity may be brought to recover benefits or otherwise enforce the provisions of the Plan unless the Participant, beneficiary or Alternate Payee (as defined in Section 6.6) has exhausted all remedies under this Section 9.12. Any action brought after exhaustion of such remedies must be brought within ninety (90) days after the Participant, beneficiary or Alternate Payee has received final notice of an adverse benefit determination under Section 9.12(b). In no event may an action involving an error or alleged error in the administration or investment of an account be brought at any time later than one (1) year after the deadline for submission of a Notice of Error (as described in the paragraph below) has elapsed, unless the second sentence of this Section 9.12(c) would permit such action to be brought at a later date.

A written notice of error (“Notice of Error”) must be submitted to the Plan Administrator within ninety (90) days after a Participant, beneficiary or Alternate Payee receives or accesses a written benefit statement relating to his or her Account that indicates an error or alleged error in the administration or investment of such Account. Such Notice of Error should describe the error or alleged error in sufficient detail and include copies of account statements and/or other documents or records, to the extent applicable, to enable the Plan Administrator to investigate and resolve the matter.
8.    Article IX is amended, effective August 1, 2010, to add the following new Section 9.17:
9.17    Use of Alternative Media. In any process or procedure for administering the Plan, the Plan Administrator (or its designee) may use alternative media including, but not limited to, telephone, facsimile, computer, or other such electronic means as are available. The use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code and ERISA.
IN WITNESS WHEREOF, the Employer has executed this Amendment No. 4 on the date first set forth above.

UNITED NATURAL FOODS, INC.
By:	/s/ Mark E. Shamber
Authorized Officer

FIFTH AMENDMENT
OF
UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN

This Fifth Amendment to the United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”) is hereby made this 27th day of March, 2012, by United Natural Foods, Inc. (the “Employer”) to effectuate various revisions and updates to the Plan.
WITNESSETH:
WHEREAS, the Employer amended and restated United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”) effective March 1, 2004; and
WHEREAS, the Employer reserved the right to amend the Plan at any time;
NOW, THEREFORE, by adoption of this Fifth Amendment, the Employer hereby amends the Plan, effective as of the dates stated herein, as follows:
1.    Effective as of August 1, 2008, Section 4.3(a) is deleted, Section 4.3(b) is amended, to read as follows, and Sections 4.3(c) and (d) are redesignated as 4.3(b) and (c), respectively:
“(a)    Any Financed Shares acquired by the Trust shall initially be credited to a Suspense Account and will be allocated to the Accounts of Participants only as payments on the Acquisition Loan are made by the Trustees. The number of Financed Shares to be released from the Suspense Account for allocation to Participants' Accounts for each Plan Year shall be the number of Financed Shares held in the Suspense Account immediately before release for the current Plan Year, the numerator of which is the amount of principal and interest paid on the Acquisition Loan for that Plan Year and the denominator of which is the sum of the numerator and total of all payments of principal and interest to be paid during the remaining term of the Acquisition Loan.”
2.    By adding the following new Section 4.8 to the Plan:
“4.8.    Special One-Time Allocation. In order to reconcile the release and allocation of Financed Shares for Plan Years ending through July 31, 2008, during which time Financed Shares were released using the principal only method of release when the principal and interest method of release should have been used, there will be a special one-time allocation of Financed Shares made on the July 31 coinciding with or next following the execution of a formal compliance statement with the Internal Revenue Service related to this Section 4.8 in accordance with the Voluntary Compliance Program procedures of Revenue Procedure 2008-50.
The “eligible participants” to share in such special one-time allocation shall (i) for purposes of paragraph (a) of this Section 4.8, be those participants who had Employer Stock allocated to their Accounts as of July 31, 2002 and were then vested or subsequently vested, and (ii) for purposes of paragraph (b) of this subsection 4.8, be those participants who had Employer Stock allocated to their Accounts during the period beginning on July 31, 2002 and ending on July 31, 2008. The Plan Administrator has determined that the number of under-released Financed Shares as of July 31, 2002 is 556,781.855 and that the number of over-released Financed Shares for Plan Years beginning on August 1, 2003 and ending on July 31, 2008 is 154,497.052. In addition, the Employer has made a cash payment to the Plan of $149,097.63 to reconcile certain interest over-payments made by the Plan with respect to Financed Shares.
Accordingly, the special one-time allocation shall be made to the Accounts of eligible participants as follows:

(a)
First, 50 percent of the number of under-released Financed Shares, or 278,390.9272, will be allocated to the Accounts of eligible participants, pro rata, based on the ratio of Financed Shares allocated to the Account of each such eligible participant as of July 31, 2002 to the aggregate number of Financed Shares allocated to all eligible participants on that date.

(b)	Second, the excess of remaining number of under-released Financed Share, or 278,390.9272, over the number of over-released Financed Shares, 123,893.8755, will be allocated to the Accounts of eligible participants based on the ratio of each eligible participant's number of Years of Service as of July 31, 2002 to the aggregate number of Years of Service of all eligible participants as of that date.

(c)	Third, the cash settlement amount will be allocated to the Accounts of eligible participants on the same basis as described in paragraph (b) next above.”

IN WITNESS WHEREOF, the Employer has executed this First Amendment on the date first set forth above.

UNITED NATURAL FOODS, INC.
By:	/s/ Mark E. Shamber
Authorized Officer

Amendment No. 6 to the
United Natural Foods, Inc. Employee Stock Ownership Plan

United Natural Foods, Inc. (the “Company”) hereby amends the United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”) as follows effective March 1, 2004:

1.	Section 1.2 shall be amended by adding a new sentence to the end to read as follows:

“Any such loan will be used primarily for the benefits of Participants and their Beneficiaries.”

2.	Section 3.2(b) shall be amended by deleting the following sentence:

“At the option of the Employer, employees who are not among the top 20 percent of employees ranked on the basis of compensation paid during the Plan Year may be excluded from the definition of highly compensated employees.”

3.	The last sentence in Section 3.2(b) shall be amended read as follows:

“Notwithstanding any provision of the Plan to the contrary, if the annual additions (within the meaning of Code section 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) set forth in revenue Procedure 2008-50 or any superseding guidance.”

4.	The first sentence of Section 4.3(b) shall be amended to read as follows:

“Effective for the Plan Year beginning August 1, 2008, Financed Shares shall be allocated to the Accounts of Participants as payments of principal and interest on the Acquisition Loan are made by the Trustee.”

5.	Section 4.4(c) shall be deleted.

6.	Section 4.6 shall be amended by adding a new subsection (d) to read as follows:

(d)     Notwithstanding the foregoing, for purposes of transactions between the Plan and a disqualified person, fair market value shall be determined as of the date of the transaction.

7.	Sections 6.l(d), (e) and (f) shall each be amended by adding a sentence to read as follows:

“Employer Stock will not be considered “publicly traded on a nationally recognized securities exchange if the stock is traded only on the OTCBB.”

8.	Section 8.5 shall be amended by adding a new section (h) to read as follows:

(h)     The interest rate paid and the price of the stock to be acquired with the proceeds of an Acquisition Loan should not be such that the plan assets may be drained off.

9.	Section 8.5 shall be amended by adding the following sentence:

“The Plan shall not be obligated to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.”

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

To record the adoption of the foregoing amendments to the Plan, the Company has caused this document to be executed on this 25th day of May, 2012.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Printed Name:	Mark E. Shamber
Title:	SVP, CFO and Treasurer

REQUIRED MINIMUM DISTRIBUTION (“RMD'')
AMENDMENT NO.7

United Natural Foods, Inc. Employee Stock Ownership Plan

United Natural Foods, Inc. (the “Company”) maintains the United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”). Pursuant to the Plan, the Employer reserves the right to amend the Plan from time to time.

United Natural Foods, Inc. hereby amends the United Natural Foods, Inc. Employee
Stock Ownership Plan (the “Plan”) as follows:

Section 6.1(c) shall be amended to add the following paragraph thereto:

(d)
Notwithstanding the preceding provisions of Section 6.1(c) to the contrary, the portion of any distribution that would have otherwise constituted a required minimum distribution for the 2009 calendar year with respect to a Participant or Beneficiary, including a distribution paid after December 31, 2009, to any such individual whose required beginning date is April 1, 2010, shall not be made. This provision shall not be interpreted to restrict the distribution of such amount to the extent the Participant or the Beneficiary would be entitled or required to receive a distribution of a vested Account under other provisions of the Plan.

To record the adoption of the foregoing amendment to the Plan, the Company has caused this document to be executed on this 25th day of May, 2012.

UNITED NATURAL FOODS, INC.

By:	/s/ Mark E. Shamber
Printed Name:	Mark E. Shamber
Title:	SVP, CFO and Treasurer

EIGHTH AMENDMENT
OF
UNITED NATURAL FOODS, INC.
EMPLOYEE STOCK OWNERSHIP PLAN
This Eighth Amendment to the United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”) is hereby made this 23rd day of May, 2013, by United Natural Foods, Inc. (the “Employer”) to effectuate various revisions and updates to the Plan.
WITNESSETH:
WHEREAS, the Employer amended and restated United Natural Foods, Inc. Employee Stock Ownership Plan (the “Plan”) effective March 1, 2004; and
WHEREAS, the Employer reserved the right to amend the Plan at any time;
NOW, THEREFORE, by adoption of this Eighth Amendment, the Employer hereby amends the Plan, effective immediately:

1.	Section 7.7 is amended to read as follows:

“7.7.    Indemnification. To the maximum extent permitted by law, no person serving as Plan Administrator shall be personally liable by reason of any contract or other instrument executed by the person or on the person's behalf in his or her capacity as Plan Administrator nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless directly from its own assets (including the proceeds of any insurance policy, the premiums of which are paid from the Employer's own assets) each person serving as the Plan Administrator and each other officer, Employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any amount imposed in the form of a money judgment, civil penalty, excise tax, or any sum paid in settlement of a claim with the approval of the Employer) arising out of any act or omission to act in connection with the Plan. No such individual shall be liable with respect to a breach of fiduciary duty if such a breach occurred before the individual became a fiduciary or after he or she ceased to be a fiduciary.
However, these indemnification provisions shall not apply to the extent that any loss, cost, expense, or damage with respect to which any indemnitee shall seek indemnification is held by a court of competent jurisdiction, in a final judgment from which no appeal can be taken, to have resulted either from the gross negligence or willful misconduct of the indemnitee or from the violation or breach of any fiduciary duty imposed under ERISA on the indemnitee. An indemnitee who receives an advancement of fees or expenses from the Employer pursuant to this Section 7.7 shall make arrangements reasonably satisfactory to the Employer to ensure that such indemnitee will reimburse the Employer for such advancements in the event it is determined the indemnitee is not entitled to retain such amounts hereunder.”

2.	In all other respects, the Plan shall remain unchanged and in full force and effect.

3.	The Plan is further amended to erase any contrary changes necessary to affect the amendment.

4.
If any typographic or other drafting error is discovered in this amendment, it shall be corrected and such correction shall have the same force and effect as it originally contained in this amendment and, except to the extent necessary to give effect to this amendment, the Plan shall otherwise remain unchanged.

5.
IN WITNESS WHEREOF, the Employer has executed this Eighth Amendment on the date first set forth above.

UNITED NATURAL FOODS, INC.

By:	/s/ Joseph J. Traficanti
Authorized Officer